For further information:
Nancy Morovich, VP, Investor Relations
Phone 504/576-5506, Fax 504/576-2897
INVESTOR NEWS                                                                                                                                                     nmorovi@entergy.com

April 28, 2003

ENTERGY REPORTS IMPROVED FIRST QUARTER 2003 EARNINGS

NEW ORLEANS - Entergy Corporation announced consolidated first quarter 2003 as reported earnings per share of $1.73 compared with a loss of $(0.36) in 2002. Entergy's operational earnings per share for first quarter were $1.12 versus $0.80 in first quarter 2002. The 40 percent increase in the quarter's operational earnings was driven by solid performance at both the Utility and Entergy-Koch, LP. First quarter 2003 reported results included special items related to the implementation of Statement of Financial Accounting Standards (SFAS) 143, a new accounting standard which requires revaluation of nuclear decommissioning assets and liabilities.

Cash flow from operations for first quarter 2003 was $51 million, significantly lower than first quarter 2002 due primarily to changes in deferred fuel costs reflecting high fuel prices in 2003 compared to relatively low prices in first quarter 2002.

"The strong financial results achieved in first quarter 2003 reflect continuous performance improvements across all our businesses," said J. Wayne Leonard, Entergy's chief executive officer. "We're committed to achieving and maintaining superior performance in safety, customer service and operations, strong metrics in credit, liquidity and risk, and industry leadership in shareholder returns. We've established bold goals in all areas, and aspirations that were once distant images are now clearly in sight."

Table 1 provides a comparative summary of earnings per share for first quarter 2003 compared to the same period of 2002.

Table 1: Entergy Corporation Consolidated Results
First Quarter 2003 vs. 2002
(Per share in U.S. $)
	2003	2002	Change
As Reported
U.S. Utility	0.47	0.45	0.02
Parent & Other	(0.01)	(0.03)	0.02
Competitive Businesses	1.27	(0.78)	2.05
Consolidated Earnings	1.73	(0.36)	2.09

Less Special Items
U.S. Utility	(0.09)	-	(0.09)
Parent & Other	-	-	-
Competitive Businesses	0.70	(1.16)	1.86
Total	0.61	(1.16)	1.77

Operational
U.S. Utility	0.56	0.45	0.11
Parent & Other	(0.01)	(0.03)	0.02
Competitive Businesses	0.57	0.38	0.19
Consolidated Earnings	1.12	0.80	0.32

Weather Impact	0.02	0.03	(0.01)

I. U.S. Utility

In first quarter 2003, as reported earnings per share were $0.47 compared to $0.45 for first quarter 2002. First quarter 2003 results included a special item of $(0.09) related to the implementation of SFAS 143 which required revaluation of nuclear decommissioning assets and liabilities which generated a special charge of $(0.09). First quarter 2003 operational earnings at the Utility were $0.56 per share, compared to $0.45 in first quarter 2002. The increase in first quarter 2003 earnings was due primarily to increased revenues driven by sales growth and increased rates, with the growth in sales occurring primarily in the residential sector. In addition, while operation and maintenance (O&M) expense per MWh increased due to lower generation, nominal O&M expenses decreased by about $5 million, which contributed to the improvement in earnings in first quarter 2003. Utility operating cash flow for first quarter 2003 was $99 million, a decrease of $236 million compared to the same period last year, due primarily to high fuel prices which led to increased levels of deferred fuel costs. The deferred fuel costs are expected to be recovered in future periods through regulatory mechanisms currently in place.

Higher electricity usage in first quarter 2003 increased residential sales by 8 percent, compared to first quarter 2002. This increase is due primarily to the improvement in the regional economy compared to the depressed economic conditions in first quarter 2002. Commercial and governmental sales were up 4 percent, reflecting increased usage across all commercial customer classes. Industrial sales experienced a decrease of 3 percent quarter over quarter. Extended negotiations with two industrial customers recently concluded with their move to co-generation. After removing the impact of these customer losses, industrial sales increased 3 percent driven by higher usage in the chemicals sector. A summary of sales volumes by customer class is included in Appendix A to this release.

Table 2 provides a summary of the Utility's key operational measures with quarter-to-quarter comparisons.

Table 2: Utility Operational Performance Measures
First Quarter 2003 vs. 2002 (see appendix D for definitions of measures)
First Quarter
	2003	2002	% Change
Utility
Generation in GWh	18,531	21,032	-11.9%
GWh billed
Residential	7,843	7,274	7.8%
Commercial and governmental	6,455	6,215	3.9%
Industrial	9,324	9,590	-2.8%
Operation & maintenance expense	$18.75	$16.79	11.7%
Reliability
SAIFI (number, annualized)	1.94	1.99	-2.5%
SAIDI (minutes, annualized)	161	151	6.6%
Reliability complaints	14	14	-
Safety	2	7	-71.4%
Number of customers
Residential	2,243,165	2,228,532	0.7%
Commercial & governmental	319,186	314,477	1.5%
Industrial	38,906	38,319	1.5%

The Utility continues to pursue the approval of rate plans and mechanisms that provide increased certainty as to allowable earnings levels as well as incentives to reward operating excellence. These efforts resulted in Entergy New Orleans, Inc. obtaining an agreement in principle during first quarter 2003 which, if approved by the New Orleans City Council, would result in a base rate increase of $30.2 million. Appendix C provides a summary of the Utility's pending regulatory events and regulatory recovery mechanisms by operating subsidiary.

II. Parent & Other

Parent & Other recorded a loss of $(0.01) per share in first quarter 2003 on both as reported and operational bases. This compares to a loss of $(0.03) in both as reported and operational earnings per share in first quarter 2002. The reduced loss quarter to quarter was achieved in spite of higher interest expense recorded at Parent during first quarter 2003.

III. Competitive Businesses

As reported earnings were $1.27 per share for the competitive businesses in first quarter 2003 compared to a loss of $(0.78) in the same period of 2002. First quarter 2003 results include a special item of $0.70 while 2002 results included special items totaling $(1.16) per share. The special item recorded in 2003 reflects the impact of the implementation of SFAS 143 which required revaluation of certain assets and liabilities associated with nuclear decommissioning. First quarter 2002 special items of $(1.16) reflected costs associated with Entergy's decision to exit the greenfield power development business. Excluding all special items, operational earnings in the competitive businesses increased 50 percent, from $0.38 per share in first quarter 2002 to $0.57 in first quarter 2003, as a result of strong performance at Entergy-Koch Trading.

Operating cash flow at the competitive businesses for first quarter 2003 compared to the same period last year decreased by $43 million to $(6) million. The decrease was due primarily to the payment of costs associated with a gas services and generation contract in the non-nuclear wholesale assets business.

Table 3 provides a 2003 vs. 2002 comparison of contributions by competitive business for first quarter, on both as reported and operational bases.

Table 3: Competitive Businesses Contributions to Earnings Per Share
First Quarter 2003 vs. 2002
(Per share in U.S. $)
	2003	2002	$ Change
As Reported
Entergy Nuclear	0.86	0.18	0.68
Energy Commodity Services
Non-nuclear wholesale assets	-	(1.18)	1.18
Entergy-Koch Trading	0.37	0.14	0.23
Gulf South Pipeline	0.04	0.08	(0.04)
Total Energy Commodity Services	0.41	(0.96)	1.37
Total	1.27	(0.78)	2.05

Less Special Items
Entergy Nuclear	0.70	-	0.70
Energy Commodity Services
Non-nuclear wholesale assets	-	(1.16)	1.16
Entergy-Koch Trading	-	-	-
Gulf South Pipeline	-	-	-
Total Energy Commodity Services	-	(1.16)	1.16
Total	0.70	(1.16)	1.86

Operational
Entergy Nuclear	0.16	0.18	(0.02)
Energy Commodity Services
Non-nuclear wholesale assets	-	(0.02)	0.02
Entergy-Koch Trading	0.37	0.14	0.23
Gulf South Pipeline	0.04	0.08	(0.04)
Total Energy Commodity Services	0.41	0.20	0.21
Total	0.57	0.38	0.19

Table 4 provides a summary of Entergy's non-utility generation in MWh sold forward for the years 2003, 2004, and 2005.

Table 4: Competitive Businesses Percent of Generation Sold Forward
Years 2003 through 2005 (see appendix D for definitions of measures)
	Remainder of
	2003	2004	2005
Entergy Nuclear
Planned TWh of generation	25	33	34
Percent of total planned competitive generation	91%	91%	92%
Percent of EN's total planned generation sold forward	100%	93%	29%
Average realized and assumed contract price per MWh	$37	$38	$35
Energy Commodity Services
Planned TWh of generation	2	3	3
Percent of total planned competitive generation	9%	9%	8%
Percent of ECS' total planned generation sold forward	31%	16%	17%
Average realized contract spark spread per MWh	$7	$6	$6
Average assumed market spark spread per MWh	$0	$0	$0
Percent of Competitive Businesses' planned generation sold forward	94%	86%	28%

Entergy Nuclear

In first quarter 2003, Entergy Nuclear (EN) earned $0.86 per share compared to $0.18 in first quarter 2002. The increase was due to the impact of the implementation of SFAS 143 which required the revaluation of certain assets and liabilities associated with nuclear decommissioning. First quarter 2003 operational earnings at EN were $0.16 per share compared to $0.18 in first quarter 2002. The decrease in operational earnings was due primarily to the impact of refueling outage expense. Three refueling outages were completed in fourth quarter 2002, while there were no refueling outages during fourth quarter 2001. As a result, a significant increase in outage amortization expense was recorded in first quarter 2003, compared to the same period one year ago, and was reflected in higher production cost. Higher production cost also reflects the addition of Vermont Yankee, acquired in July 2002, which has higher O&M expense on a per unit basis when compared to the other plants in the fleet.

Average realized price per MWh increased this year as a result of the inclusion of Vermont Yankee, combined with maintenance outages at FitzPatrick, which has lower power contract pricing than the fleet's average. EN's average capacity factor was 93.7 percent for first quarter 2003 due to outages at FitzPatrick and Pilgrim as compared to 100.3 percent for the same period in 2002. During first quarter 2003, planned generation was reduced by 6 percent due to maintenance outages and less than 1 percent for refueling outages. Operating cash flow at Entergy Nuclear was essentially flat this quarter compared to the same period last year.

Table 5 provides a summary of Entergy Nuclear's key operational measures with quarter-to-quarter comparisons.

Table 5: Entergy Nuclear Operational Performance Measures
First Quarter 2003 vs. 2002 (see appendix D for definitions of measures)
	First Quarter
	2003	2002	% Change
Entergy Nuclear
Net MW in operation	3,955	3,445	14.8%
Average realized price per MWh	$38.28	$37.14	3.1%
Production cost per MWh	$23.54	$19.62	20.0%
Generation in GWh	8,093	7,509	7.8%
Capacity factor	93.7%	100.3%	-6.6%
Refueling outage duration:
Indian Point 3 (a)	-	-	-

(a) Indian Point 3 began a scheduled refueling outage on March 28, 2003 and completed it on April 23, 2003.

Energy Commodity Services

Energy Commodity Services (ECS) includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets. ECS recorded earnings of $0.41 per share in first quarter 2003 compared to a loss of $(0.96) in the same period last year. The improvement in results reported by ECS in 2003 was due primarily to strong earnings in trading and the absence in 2003 of charges recorded in first quarter 2002 in connection with the decision to exit the greenfield power development business.

Operational earnings in first quarter 2003 were $0.41 compared to $0.20 in the same period of 2002, reflecting substantially higher earnings at Entergy-Koch Trading (EKT), a subsidiary of Entergy-Koch, LP. The strong trading results were due primarily to high volatility during first quarter 2003 and a well-executed strategy developed through EKT's point-of-view analyses of both power and gas. Entergy-Koch's improved earnings from EKT were partially offset by lower income realized at its gas transportation subsidiary, Gulf South Pipeline. The reduced pipeline earnings reflected reduced levels of gas throughput even though temporary periods of extremely high weather-related demand occurred. Another driver of the lower earnings was expenses incurred to ensure quality service to customers was maintained during periods of high demand. The income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in the first quarter of 2003.

EKT's business model calls for exercising discipline and rigorously managing risk while executing its trading strategy. Average Daily Earnings at Risk (DEAR) during first quarter 2003 increased to $19.5 million which was not unusual given the significant gas and power volatility during the quarter. In addition to DEAR, EKT employs other risk measures that test whether or not overall risk is within acceptable limits. All of these measures were managed in accordance with established trading policies and procedures during the quarter. The duration of the trading book continues to be relatively short, with all of the mark-to-market value converting to cash by the end of 2004. Further, over 71 percent of the total market value of EKT's mark-to-market portfolio is based on actively quoted prices, and approximately 94 percent of EKT's counterparty credit exposure is associated with companies that currently have investment grade credit ratings. Lastly, mark-to-market earnings comprised 33 percent of Entergy's consolidated operational earnings for first quarter 2003.

Table 6 provides a summary of Energy Commodity Services' key operational measures with quarter-to-quarter comparisons.

Table 6: Energy Commodity Services Operational Performance Measures
First Quarter 2003 vs. 2002 (see appendix D for definitions of measures)
	First Quarter
	2003	2002	% Change
Entergy-Koch Trading
Electricity volatility	86%	39%	120%
Gas volatility	91%	79%	15%
Electricity marketed (GWh) (b)	123,480	86,092	43%
Gas marketed (Bcf/d) (b)	7.8	5.6	39%
Gain/loss days	1.3	2.1	-38%
Daily average earnings at risk	19.5	8.1	141%
Low daily earnings at risk	15.4	6.6	133%
High daily earnings at risk	35.2	10.3	242%
Gulf South Pipeline
Throughput (Bcf/d)	2.20	2.66	-17%
Production cost ($/mmbtu)	$0.113	$0.077	-47%
Non-Nuclear Wholesale Assets
Net MW in operation	1,421	1,870	-24%
Generation in GWh	626	155	304%
Net MW under construction	385	756	-49%

(b) Previously reported volumes, which included only U.S. trading, have been adjusted to reflect both U.S. and Europe volumes traded.

Table 7 provides additional details on Entergy-Koch's trading activities during first quarter 2003.

Table 7: Entergy-Koch Trading Details (see appendix D for definitions of measures)

	2003
Changes in Fair Value of Trading Contracts ($ in millions)
Fair value of contracts outstanding at December 31, 2002 after implementation of EITF 02-03	90.9
(Gain)/Loss from contracts realized/settled during the period	(246.7)
Initial recorded value of contracts entered into during the period	0.6
Net option premiums received during the period	37.4
Change in fair value of contracts attributable to market movements during the period	247.6
Other changes in fair value	0.0
Net change in contracts outstanding during the period	38.9
Fair value of contracts outstanding at March 31, 2003	129.8
Counterparty Credit Exposure (percent of fair value of contracts at end of period)	2003
AAA	0.4%
AA	19.1%
A	32.2%
BBB	41.9%
Non-investment grade/Not rated	6.4%

	2003	2002	Change
Balance Sheet ($ in millions)
Mark-to-market accounting detail:
Fair value of contracts at end of period	130	164	(34)
Partners' capital	1,337	1,084	253
Fair value of contracts as percent of partners' capital	9.7%	15.1%	-35.8%

	2003	2004	2005+	Total
Maturities and Sources for Fair Value of Trading Contracts at March 31, 2003 ($ in millions)
Prices actively quoted	88.7	29.7	(25.5)	92.9
Prices provided by other sources	28.0	1.8	0.8	30.6
Prices based on models	5.4	0.3	0.7	6.3

Total	122.1	31.7	-24.0	129.8

IV. Variance Analysis

Table 8 provides first quarter 2003 vs. 2002 earnings variance analyses for "U.S. Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Table 8: Entergy Corporation As Reported Earnings Per Share Variance Analysis
First Quarter 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	0.42		(0.78)		(0.36)
Asset/contract impairments and restructuring charges	-		1.16	(c)	1.16
Cumulative effect of accounting changes	(0.09)	(d)	0.72	(d)	0.63
Other income (deductions)	0.01		0.19	(e)	0.20
Net revenue (loss)	0.13	(f)	(0.01)		0.12
Interest expense and other charges	(0.02)		0.04	(g)	0.02
Interest and dividend income	0.02		-		0.02
Income taxes - other	-		0.02		0.02
Other operation & maintenance expense	0.03	(h)	(0.01)		0.02
Taxes other than income taxes	0.02		(0.01)		0.01
Depreciation/amortization expense	(0.02)		0.01		(0.01)
Share repurchase/dilution effect	-		(0.01)		(0.01)
Nuclear refueling outage expense	-		(0.04)	(i)	(0.04)
Decommissioning expense	(0.04)	(j)	(0.01)		(0.05)
2003 earnings	0.46		1.27		1.73

  Asset/contract impairment and restructuring charges primarily reflect prior year's impact of recording expenses associated with exiting the greenfield power development business, as well as charges associated with impairment reserves related to certain non-nuclear wholesale assets.

  Cumulative effect of accounting change reflects implementation of SFAS 143, a new accounting standard which required the revaluation of certain assets and liabilities associated with nuclear decommissioning.

  Other income (deductions) increased due primarily to higher Entergy-Koch earnings.

  Net revenue increased in first quarter 2003 due primarily to higher sales volumes across most retail customer segments as a result of the relative strength in the economy compared to the depressed economic conditions present in first quarter 2002. In addition, electric pricing improved primarily as a result of a $48.2 million rate increase implemented at Entergy Mississippi on January 1, 2003.

Utility Net Revenue Variance Analysis 2003 vs. 2002 ($ EPS)
First Quarter
Weather	(0.01)
Sales growth/pricing	0.08
Regulatory credit	0.03
Other	0.03
Total	0.13

  Interest expense & other charges decreased due primarily to the absence of debt associated with the Damhead Creek power plant in the UK.

  Other operation & maintenance expense for the quarter decreased due primarily to lower fossil plant expenses as well as lower Parent expenses.

  The increase in nuclear outage refueling expense is due to higher nuclear refueling amortization expense for Indian Point 2, Vermont Yankee and FitzPatrick, each of which completed refueling outages in fourth quarter 2002.

  Decommissioning expense increased due to higher accretion expense on decommissioning liabilities resulting from the implementation of SFAS 143, which is primarily offset by regulatory credits to reflect anticipated future recovery of these expenses.

Table 9 lists special items by business with quarter-to-quarter comparisons. Special items are those events that are not routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as reported earnings per share results but excluded from operational earnings per share and the timing of recording such items is made in accordance with generally accepted accounting principles.

Table 9: Entergy Special Items [shown as positive / (negative) impact on earnings]
First Quarter 2003 vs. 2002
(Per share in U.S. $)
	2003	2002	Change
U.S. Utility Special Items
SFAS 143 implementation	(0.09)	-	(0.09)
Total	(0.09)	-	(0.09)

Parent & Other Special Items
Total	-	-	-

Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	0.70	-	0.70
Energy Commodity Services
Asset impairments	-	(0.45)	0.45
Turbine commitment	-	(0.62)	0.62
Development costs	-	(0.09)	0.09
Total	0.70	(1.16)	1.86

Total Special Items	0.61	(1.16)	1.77

V. Other Financial Performance Highlights

Entergy generated $51 million in operating cash in first quarter 2003, a decrease of $303 million compared to first quarter 2002. The majority of the decrease is the result of an increase in fuel costs in the Utility driven by high natural gas prices. Fuel recovery mechanisms are in place in each jurisdiction to provide for the future recovery of these fuel costs.

At the end of first quarter 2003, Entergy had approximately $377 million of cash and cash equivalents and unused revolver capacity of $988 million at the Parent and Utility subsidiaries. The current level of cash along with substantial borrowing capacity continues to provide valuable financial flexibility to Entergy.

Entergy continues to pursue financial and operational objectives to achieve double-digit performance in operational net margin and operational return on equity. As reported net margin was 12.65 percent, an increase of more than 7 percentage points over first quarter 2002, while operational net margin improved nearly 3 percentage points over last year to 11.09 percent. Return on equity, on an as reported basis, increased by nearly 7 percentage points to 13.69 percent while operational return on equity climbed to 12 percent, a level not achieved in more than seven years.

Entergy's capital structure remains within the target range of 45 to 50 percent net debt to net capital. Entergy's off-balance sheet debt, exclusive of operating leases, equals $285 million and constitutes less than 2 percent of total capitalization.

Table 10 provides a summary of financial measures with quarter-to-quarter comparisons.

Table 10: Entergy Corporation Key Financial Performance and Flexibility Measures (k)
First Quarter Ended March 31, 2003 vs. 2002 (see appendix D for definitions of certain measures)

For 3 months ending March 31	2003	2002	Change
Operating cash flow ($ in millions)	$51	$354	$(303)

For 12 months ending March 31	2003	2002	Change

Return on average invested capital - as reported	8.67%	5.65%	3.02%

Return on average invested capital - operational	7.88%	7.13%	0.75%
Return on average common equity - as reported	13.69%	6.80%	6.89%
Return on average common equity - operational	12.00%	10.20%	1.80%
Net margin - as reported	12.65%	5.59%	7.06%
Net margin - operational	11.09%	8.39%	2.70%
Cash flow interest coverage	5.59	5.59	-
Book value per share	$36.54	$33.30	$3.24
End of period shares outstanding (millions)	225.6	223.2	2.4

As of March 31 ($ in millions)	2003	2002	Change
Revolver capacity	$988	$1,071	$(83)
Total gross liquidity	$1,365	$1,834	$(469)
Total debt	$8,128	$7,923	$205
Off-balance sheet liabilities
Project debt	-	$334	$(334)
Debt of joint ventures - Entergy's share	$285	$349	$(64)
Leases - Entergy's share	$501	$343	$158
Total off-balance sheet liabilities	$786	$1,026	$(240)
Rating or other contingent liabilities	-	$295	$(295)
Net debt to net capital	47.0%	48.7%	-1.7%
Net debt including off-balance sheet liabilities	49.4%	51.9%	-2.5%

(k) As reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. Reconciliations of operational earnings per share to as reported earnings per share can be found in Appendix B.

Cash and Liquidity

At the end of first quarter 2003, Entergy's combined cash balance and unused capacity on bank revolvers was $1.37 billion.  Entergy's $1.45 billion corporate revolver, $988 million of which was unused at March 31, 2003, has a stated termination date of May 14, 2003, but can be extended to a one year note at Entergy's discretion through a "term out" provision. The renewal of Entergy's corporate revolver is underway. Bank commitments to date exceed $1 billion, and Entergy anticipates that it will secure additional commitments to allow it to achieve its targeted revolver renewal objective. The renewed revolver combined with $425 million in Parent term debt issued since December 2002 will provide Entergy with substantial liquidity and financial flexibility.

As detailed in Table 11, Entergy expects to have significant cash available through 2005 for three potential uses: investments in new businesses or assets, repayment of debt, and dividend increases. In addition, Entergy has numerous liquidity levers that could potentially generate more than $1 billion of additional liquidity, should it be required. These levers include reducing capital and O&M spending, and increasing net debt at the Utility.

Table 11 provides a summary of projected sources and uses of cash for the years 2003 through 2005 in accordance with Entergy's 2003 financial plan as of January 1, 2003. Current projections for 2003-2005 continue to support these estimates. Sources shown on the table include $2.4 billion of new debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment.

Table 11: Entergy Corporation Projected Sources and Uses of Cash 2003-2005 ($ in billions)
		2003-2005
Beginning cash at 1/1/03		1.3
Entergy Corp. credit revolver - unused portion	0.9
Planned refinancings	3.1
New debt capacity	2.4
Total financings		6.4
Operating cash flow		5.2
Total sources		12.9
Debt maturities		4.4
Capital expenditures		3.4
Dividends		1.0
Targeted liquidity		0.8
Total uses		9.6
Net Liquidity Available for New Investment, Debt Repayment, Dividend Increase		3.3

Capital Expenditures

Entergy's capital plan from 2003 through 2005 calls for $3.4 billion of investment; $2.9 billion of this amount is associated with capital projects that maintain Entergy's existing assets. The remaining $0.5 billion is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear, the completion of a gas-fired power plant currently under construction in Entergy's non-nuclear wholesale assets business, and a previously deferred equity investment for Entergy's interest in Entergy-Koch.

Table 12 provides a summary of planned capital expenditures for the period 2003 through 2005.

Table 12: Entergy Corporation Planned Capital Expenditures 2003-2005
($ in billions)
	2003	2004	2005	Total
Maintenance capital
U. S. Utility	0.8	0.8	0.9	2.5
Entergy Nuclear	0.1	0.2	0.1	0.4
Energy Commodity Services	-	-	-	-
Subtotal	0.9	1.0	1.0	2.9
Other capital commitments
U. S. Utility	0.1	0.1	0.1	0.3
Entergy Nuclear	0.1	-	-	0.1
Energy Commodity Services	0.0	0.1	-	0.1
Subtotal	0.2	0.2	0.1	0.5
Total Planned Capital Expenditures	1.1	1.2	1.1	3.4

Debt Refinancing

Entergy has $503 million of debt that matures in the remainder of 2003, $416 million or 83 percent of which is associated with the Utility. Entergy expects to fund approximately $150 million of remaining Utility 2003 maturities and all Entergy Nuclear 2003 maturities with cash. The balance of Utility 2003 maturities is expected to be refinanced for periods up to 30 years, consistent with the long-term nature of utility assets. Refinancing activity may be modified periodically in response to changing market conditions and capital needs.

Table 13 provides details on Entergy's 2003 debt maturities and refinancing activity.

Table 13: Entergy Corporation and Subsidiaries Debt Maturity and Refinancing Schedule (l)
($ in millions)
Scheduled maturities at December 31, 2002	2003	2004	2005-2009	2010+
U. S. Utility	1,111	855	1,373	3,314
Parent	-	595	267	-
Entergy Nuclear	87	91	344	161
Energy Commodity Services	79	-	-	-
Total	1,277	1,541	1,984	3,475

Financings, refinancings and cash repayments completed through March 31, 2003
U. S. Utility	(695)	(25)	100	100
Parent	-	(20)	72	86
Entergy Nuclear	-	-	-	-
Energy Commodity Services (m)	(79)	-	-	-
Total	(774)	(45)	172	186

Remaining maturities as of March 31, 2003
U. S. Utility	416	830	1,473	3,414
Parent	-	575	339	86
Entergy Nuclear	87	91	344	161
Energy Commodity Services	-	-	-	-
Total	503	1,496	2,156	3,661

  Long-term debt, including current portion.
  Debt associated with Top of Iowa project retired with funds drawn under the corporate revolver.

VI. Earnings Guidance

"We are off to a very solid start in 2003," said C. John Wilder, Entergy's chief financial officer. "The challenges ahead are significant, but we are confident that the financial stability we've worked so diligently to establish will provide the foundation we need to continue to deliver results. The strong earnings results we've achieved this quarter position us well relative to our full-year earnings guidance, but prudence dictates that it is simply too early to revise our view on projected full-year results."

Entergy's full-year 2003 earnings guidance is detailed in Table 14. Earnings guidance for 2003 includes the impact, which is not expected to be material, of Entergy's decision to expense stock options effective first quarter 2003. Additional detail on other key assumptions reflected in the earnings ranges are as follows:

  Approximately 70 percent of 2003 earnings are expected from the Utility. Earnings guidance is based on existing rate plans, including the Entergy Mississippi rate increase that became effective on January 1, 2003. In addition, earnings guidance reflects an anticipated rate increase at Entergy New Orleans. Current fuel recovery mechanisms are assumed for all companies as is the full-year impact of 2002 rate actions at Entergy Arkansas, Entergy Gulf States, and Entergy Mississippi. Incremental earnings expected in 2003 are also the result of an increase in overall sales growth. Partially offsetting these revenue enhancements are expected increases in O&M expense and depreciation.

  More than 20 percent of 2003 earnings are expected from Entergy Nuclear, where prices set by power purchase agreements will average $37/MWh. A year-over-year increase will result from the full-year impact of Vermont Yankee, outage differences, power uprates, and reduced overall operating costs. Currently, EN has sold 100 percent of the output of its generating assets, excluding a portion of uprated capacity, through the end of 2003 at prices that range from $29 to $42 per megawatt-hour. The capacity factor assumption for the fleet ranges from 93 to 95 percent, with Spring 2003 refueling outages at the Pilgrim and Indian Point 3 units.

  Energy Commodity Services' guidance is based on contributions from Entergy-Koch at a 50 percent sharing of income, consistent with Entergy's ownership share. Modest year-over-year growth is anticipated in trading and at the pipeline.

  Parent & Other's guidance is based on modest improvement in corporate expenses along with increased interest expense.

Table 14 provides Entergy's projection of 2003 operational earnings per share, with 2002 as reported and operational earnings as its data starting points. As reported earnings per share guidance is different from operational earnings per share guidance due to special items recorded to date. At this time, no material special items are expected to be recorded during the remainder of 2003.

Table 14: 2003 Earnings Per Share Guidance
(Per share in U.S. $)

	2002 Earnings Per Share	Operational/Special Item Changes in 2003			2003 Guidance Range
			Range of Impact
Utility
As Reported	2.57
Less special items	0.00	Operational items:
Operational	2.57	Increased revenues due to rate actions and sales growth	0.24	0.27
		Increased O&M, depreciation, other	(0.11)	(0.09)
		Total Operational	0.13	0.18	2.70	2.75
		Special items:
		SFAS 143 implementation	(0.09)	(0.09)
		Total As Reported			2.61	2.66
Entergy Nuclear
As Reported	0.88
Less special items	0.00	Operational items:
Operational	0.88	Increased revenue due to increased MWhs produced	0.05	0.07
		Decreased revenue due to lower PPA pricing	(0.02)	(0.02)
		Increased outage amortization expense	(0.08)	(0.08)
		Decreased O&M expense, other	0.07	0.10
		Total Operational	0.02	0.07	0.90	0.95
		Special items:
		SFAS 143 implementation	0.70	0.70
		Total As Reported			1.60	1.65
Energy Commodity Services
As Reported	(0.64)
Less special items	(1.17)	Operational items:
Operational	0.53	Decreased contribution from Entergy-Koch (n)	(0.21)	(0.21)
		Increased income from commodity trading	0.02	0.06
		Increased income from pipeline operations	0.01	0.02
		Total Operational	(0.18)	(0.13)	0.35	0.40
		Special items:
		None	-	-
		Total As Reported			0.35	0.40
Parent & Other
As Reported	(0.17)
Less special items	0.00	Operational items:
Operational	(0.17)	Increased net interest expense	(0.05)	(0.03)
		Decreased corporate expense	0.02	0.05
		Total Operational	(0.03)	0.02	(0.20)	(0.15)
		Special items:
		None	-	-
		Total As Reported			(0.20)	(0.15)
Total
As Reported	2.64
Less special items	(1.17)
Operational	3.81	Total Operational Guidance for 2003			3.75	3.95

		Total As Reported Guidance for 2003 (o)			4.35	4.55

  n. Reflects 2002 earnings associated with disproportionate income sharing.
  o. As reported guidance range is rounded to the nearest increment of $0.05 per share.

  Entergy's 2003 earnings guidance is detailed in Table 15 below, with March 2003 year-to-date actual results as its starting point. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2003.

Table 15: 2003 Earnings Per Share Guidance Based on March 2003 Year-To-Date Earnings
(Per share in U.S. $)

	March 2003 Year-To-Date	Operational/Special Item Changes April-December 2003			2003 Guidance Range
			Range of Impact
Utility
As Reported	0.47
Less special items	(0.09)	Operational items:
Operational	0.56	Utility operations (normal weather)	2.10	2.15
		ENOI rate case potential revenue increase	0.04	0.04
		Total Operational	2.14	2.19	2.70	2.75
		Special items:
		SFAS 143 Implementation	(0.09)	(0.09)
		Total As Reported			2.61	2.66
Entergy Nuclear
As Reported	0.86
Less special items	0.70	Operational items:
Operational	0.16	Plant operations at 98% non-outage capacity factor	0.78	0.85
		Outages at Indian Point 3 and Pilgrim	(0.04)	(0.06)
		Total Operational	0.74	0.79	0.90	0.95
		Special items:
		SFAS 143 implementation	0.70	0.70
		Total As Reported			1.60	1.65
Energy Commodity Services
As Reported	0.41
Less special items	0.00	Operational items:
Operational	0.41	Conservative commodity trading earnings (p)	0.06	0.09
		Normal pipeline operations (p)	0.08	0.10
		Non-nuclear wholesale assets operations	(0.05)	(0.05)
		Total Operational	0.09	0.14	0.50	0.55
		Special items:
		None	-	-
		Total As Reported			0.50	0.55
Parent & Other
As Reported	(0.01)
Less special items	0.00	Operational items:
Operational	(0.01)	Net interest income/(expense)	(0.12)	(0.09)
		Other corporate expenses	(0.07)	(0.05)
		Total Operational	(0.19)	(0.14)	(0.20)	(0.15)
		Special items:
		None	-	-
		Total As Reported			(0.20)	(0.15)
Subtotal
As Reported	1.73
Less special items	0.61
Operational	1.12	Total Operational for 2003 before adjustment			3.90	4.10

		Adjustment to return to original guidance			(0.15)	(0.15)
Total
As Reported	1.73
Less special items	0.61
Operational	1.12	Total Operational for 2003			3.75	3.95

		Total As Reported for 2003 (q)			4.35	4.55
  p. Remainder of year assumed at 50%, consistent with Entergy's ownership share.
  q. As reported guidance range is rounded to the nearest increment of $0.05 per share.

Entergy's goal is to grow earnings at an average annual rate of 8 to 10 percent in 2003 and beyond. Entergy expects to achieve its targeted earnings by growing its existing businesses at a rate of approximately 6 percent, with the remaining 2 to 4 percent from new capital investments. Entergy has acknowledged that such growth is achievable only if new investments can be achieved or uncontracted nuclear output can be sold at attractive pricing. Entergy remains confident that investment opportunities will be available and thus believes the targeted level of earnings growth is achievable beyond 2003. At the same time Entergy has consistently maintained a disciplined policy that new investments must exceed (on an ex ante basis) the incremental average project cost of capital while maintaining corporate credit metrics.

Appendix A provides details of kwh sales and customer statistics for the Utility.

Appendix A: Utility Electric Energy Sales & Customers
Three Months Ended March
			%	% Weather
	2003	2002	Change	Adjusted
	(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	7,843	7,274	7.8	8.2
Commercial	5,822	5,598	4.0	3.8
Governmental	633	617	2.6	2.6
Industrial	9,324	9,590	(2.8)	(2.8)
Total to Ultimate Customers	23,622	23,079	2.4	2.4
Wholesale	2,513	2,181	15.2
Total Sales	26,135	25,260	3.5

Twelve Months Ended March
			%
	2003	2002	Change
	(Millions of kwh)
ELECTRIC ENERGY SALES:
Residential	33,151	30,817	7.6
Commercial	25,577	24,730	3.4
Governmental	2,694	2,596	3.8
Industrial	40,752	40,885	(0.3)
Total to Ultimate Customers	102,174	99,028	3.2
Wholesale	10,160	8,628	17.8
Total Sales	112,334	107,656	4.3

March
			%
	2003	2002	Change

ELECTRIC CUSTOMERS (YEAR-TO-DATE AVERAGE):
Residential	2,243,165	2,228,532	0.7
Commercial	303,920	299,585	1.4
Governmental	15,266	14,892	2.5
Industrial	38,906	38,319	1.5
Total Ultimate Customers	2,601,257	2,581,328	0.8
Wholesale	42	36	16.7
Total Customers	2,601,299	2,581,364	0.8

Appendix B provides a side-by-side comparison of historical performance metrics.

Appendix B: Historical Performance Metrics (see appendix D for definitions of measures) (r) (s)
	2Q01	3Q01	4Q01	1Q02	2Q02	3Q02	4Q02	1Q03	02 YTD	03 YTD
Financial
EPS - as reported ($)	1.06	1.39	0.09	-0.36	1.06	1.59	0.33	1.73	-0.36	1.73
Less EPS - special items ($)	0.00	0.15	-0.09	-1.16	-0.11	0.09	-0.01	0.61	-1.16	0.61
EPS - operational ($)	1.06	1.24	0.18	0.80	1.17	1.50	0.34	1.12	0.80	1.12
Trailing Twelve Months
ROIC - as reported (%)	7.05	7.33	7.17	5.65	5.46	5.46	5.81	8.67
ROIC - operational (%)	7.34	7.38	7.16	7.13	7.07	7.12	7.39	7.88
ROE - as reported (%)	10.36	10.27	10.04	6.80	6.64	7.10	7.84	13.69
ROE - operational (%)	11.03	10.38	10.04	10.20	10.28	10.82	11.32	12.00
Cash Flow Interest Coverage	5.25	5.14	5.25	5.59	5.94	6.66	6.12	5.59
Net debt/net capital (%)	51.1	50.6	49.7	48.7	49.1	47.6	46.3	47.0
Utility
Generation in GWh	23,814	28,081	21,245	21,032	22,698	26,635	19,687	18,531	21,032	18,531
GWh billed
Residential	6,733	10,502	6,309	7,274	7,202	10,827	7,279	7,843	7,274	7,843
Commercial & Gov't	6,538	8,073	6,499	6,215	6,766	8,240	6,811	6,455	6,215	6,455
Industrial	10,710	10,457	10,098	9,590	10,341	10,839	10,248	9,324	9,590	9,324
O&M expense/MWh	$14.33	$14.17	$19.44	$16.79	$23.87	$14.01	$23.84	$18.75	$16.79	$18.75
Reliability
SAIFI	2.2	2.1	2.1	2.0	2.0	2.1	2.0	1.9
SAIDI	169.5	164.1	162.0	151.0	150.7	161.2	164.0	161.0
Nuclear
Net MW in operation	2,475	3,445	3,445	3,445	3,445	3,955	3,955	3,955	3,445	3,955
Average realized price per MWh	$35.66	$34.62	$35.27	$37.14	$39.88	$42.59	$40.87	$38.28	$37.14	$38.28
Production cost/MWh	$18.41	$17.06	$19.55	$19.62	$19.40	$18.49	$22.18	$23.54	$19.62	$23.54
Generation in GWh	4,208	5,887	7,260	7,509	7,449	8,152	6,843	8,093	7,509	8,093
Capacity factor	77.8%	97.5%	95.0%	100.3%	98.5%	96.8%	78.0%	93.7%	100.3%	93.7%

Energy Commodity Services
Entergy-Koch Trading
Electricity volatility (%)	91	75	37	39	51	57	41	86	39	86
Gas volatility (%)	52	69	80	79	53	58	50	91	79	91
Gain/loss days	4.3	3.3	2.2	2.1	1.7	2.0	1.3	1.3	2.1	1.3
Gulf South Pipeline
Throughput (Bcf/d)	2.26	2.56	2.51	2.66	2.31	2.27	2.22	2.20	2.66	2.20
Production cost ($)	0.095	0.088	0.098	0.077	0.096	0.096	0.113	0.113	0.077	0.113
Non-Nuclear Wholesale Assets
Net MW in operation	3,368	2,330	2,410	1,870	1,209	1,209	1,421	1,421	1,870	1,421

(r) As reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational earnings per share to as reported earnings per share is provided here.

(s) Certain prior period metrics have been revised to reflect the impact of applying SFAS 143.

Appendix C provides a summary of the Utility's pending regulatory events and regulatory recovery mechanisms by operating subsidiary.

Appendix C: Utility Regulatory Summary Table
First Quarter 2003
Company	Authorized ROE	Pending Cases/Events	Fuel Recovery Mechanism
Entergy Arkansas	11.0%	No cases pending. TCA mechanism expired on 12/31/01.	Annual reset based on prior year's cost.

Entergy Gulf States - TX	10.95%	Base rates frozen since Settlement order issued in June 1999. Freeze will likely extend to the start of retail open access, which is currently not expected to occur until at least 1st quarter 2004.	Fuel Factor with semi-annual reset based on gas prices. Surcharge and refund material under- and over-recoveries semi-annually based on actual cost.

Entergy Gulf States - LA	11.1%

The 9th revenue review (2002) and prospective revenue study are currently pending before the LPSC with hearings set for October 2003. EGSI's filing included a $11.5 million rate refund, implemented in June 2002, and requested a prospective rate increase of approximately $21.7 million. The LPSC staff filed testimony in April 2003 recommending a $30 million refund and a prospective rate reduction of at least $75 million. The company intends to vigorously oppose staff's recommendations, but cannot predict the outcome at this time.

			Monthly reset with 60-day lag based on prior two months actual fuel and purchased power costs plus 1/12 of unrecovered fuel balance.

Entergy Louisiana	9.7%-11.3% (t)

ELI's current rates will remain in effect until changed pursuant to a new formula rate plan or pursuant to a cost of service and revenue requirements filing to be made by June 30, 2003. In conjunction with the Commission staff, ELI is pursuing the development of a new formula rate plan proposal.

			Monthly reset with 60-day lag based on prior two months actual fuel and purchased power costs plus 1/12 of unrecovered fuel balance.

Entergy Mississippi	10.64%-12.86%(u)

Annual formula rate plan is in place. In December 2002, the MPSC approved a joint stipulation that resulted in a $48.2 million rate increase and an ROE midpoint of 11.75%. EMI will make its next formula rate plan filing in March 2004.

			Quarterly reset based on forecasted costs plus any deferred fuel balance (over- or under-recovery) from the second prior quarter.

Entergy New Orleans	11.4%

Rate case filed with the City Council in May 2002 requesting a rate increase of $44 million. An agreement in principle reached in March 2003 with the Advisors to the City Council would result in a $30 million base rate increase, if approved by the City Council. A decision is expected mid May 2003 and new rates will be effective June 2003.

			Monthly reset with 60-day lag based on prior two months actual fuel and purchased power costs plus 1/12 unrecovered fuel balance.

System Energy Resources, Inc.	10.94%	ROE approved by July 2001 FERC order. No cases pending.	Actual costs billed as incurred.

(t) Entergy Louisiana's formula rate plan expired with the 2001 test year. Under the expired formula, if Entergy Louisiana earned outside of the bandwidth range, rates would be adjusted on a prospective basis. If earnings were above the bandwidth range, rates would be reduced by 60% of the overage, and if below, increased by 60% of the shortfall.

(u) If Entergy Mississippi earns outside of the bandwidth range, rates will be adjusted on a prospective basis. If earnings are above the bandwidth range, rates are reduced by 50% of the overage, and if below, increased by 50% of the shortfall. The range presented above is not adjusted for performance measures, under which the ROE midpoint can increase or decrease by as much as 1%.

Appendix D provides definitions of certain operational and financial performance measures referenced in this release.
Appendix D: Definitions of Operational and Financial Performance Measures
Operational Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all customer classes
Operation & maintenance expense	Operation and maintenance and nuclear refueling expenses per MWh generated, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Reliability complaints	Number of complaints to regulators concerning reliability issues
Number of customers	Year-to-date average number of customers
Safety	Number of accidents resulting in lost time work
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output, excluding output associated with plant uprates, sold forward under capacity contract, forward physical contract or forward financial contract, consistent with assumptions used in earnings guidance

Average realized and assumed contract price/spark spread per MWh	Price/spark spread at which generation output is expected to be sold to third parties, given existing and anticipated contracts/market prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Operation and maintenance expenses per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	The percentage of the period that the plant generates power calculated by dividing the output by the capacity and normalizing the time period
Refueling outage duration	Number of generation days lost for a scheduled refueling outage that was completed during the quarter
Energy Commodity Services
Entergy-Koch Trading
Electricity volatility

Average volatility of into-Cinergy power prices for the period. The changes in volatility numbers for the comparative prior-year periods are the result of a refinement of the definition of the initial month used in the time period selected over which the calculation of power and gas volatilities is measured.

Gas volatility	Average volatility of Henry Hub spot prices for the period. (See note to Electricity Volatility immediately above.)
Electricity marketed (GWh)	Total physical GWh volumes marketed in the U.S. and Europe during the period
Gas marketed (Bcf/d)	Physical Bcf/d volumes marketed in the U.S. and Europe during the period
Gain/loss days	Ratio of days where trading gains exceeded trading losses in the aggregate across all commodities
Daily average earnings at risk

Daily value at risk in millions of dollars for the period using a 97.5% confidence level. This measure indicates that, if prices moved against the positions, the loss in neutralizing the portfolio would not be expected to exceed the calculated value at risk

Gulf South Pipeline
Throughput	Gas in Bcf/d transported by the pipeline during the period
Production cost	Cost in $/mmbtu associated with delivering gas, excluding gas expense
Non-nuclear Wholesale Assets
Net MW in operation	Total MW owned and operated
Generation in GWh	Total number of GWh produced by all non-nuclear wholesale generating assets
Average realized price per MWh	As reported revenue per MWh generated for all non-nuclear wholesale generating assets
Net MW under construction	Total MW owned and under construction

Appendix D: Definitions of Operational and Financial Performance Measures (continued)
Financial Measures
Operational net income	As reported net income adjusted to exclude the impact of special items
Return on average invested capital - as reported	12-months rolling net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average invested capital - operational	12-months rolling operational net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as reported	12-months rolling net income divided by average common equity
Return on average common equity - operational	12-months rolling operational net income divided by average common equity
Net margin - as reported	12-months rolling net income divided by 12 months rolling revenue
Net margin - operational	12-months rolling operational net income divided by 12 months rolling revenue
Cash flow interest coverage	12-months operating cash flow plus 12-months rolling interest paid, divided by net interest expense (interest expense minus interest income)
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total gross liquidity	Sum of cash and revolver capacity
Total debt	Sum of short-term and long-term debt and capital leases on the balance sheet less non-recourse debt, if any
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)	Debt issued for Entergy-Koch, LP and RS Cogen joint ventures
Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Rating or other contingent liabilities	Parent guarantees for which cash collateral may be required in event of downgrade below investment grade
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at

www.entergy.com/earnings

Teleconference and Webcast Details

Entergy's senior management team will host an earnings conference call at 10:00 a.m. CDT, Monday, April 28, 2003. The call can be accessed by dialing 719-457-2621; the confirmation code is 422244. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed and the presentation slides viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 422244. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

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The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, including the Entergy New Orleans rate case and various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities - particularly the ability to extend or replace the existing power purchase agreements for the Non-Utility Nuclear plants - and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of SeTrans or another regional transmission organization, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce taxes, the effects of litigation, changes in accounting standards, changes in corporate governance and securities law requirements and Entergy's ability to attract and retain talented management and directors.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2003
(Dollars in thousands)
(Unaudited)

           U.S.       Parent &    Competitive  Eliminations  Consolidated
         Utilities      Other      Businesses
        ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                  $   105,394    $   6,971    $  22,214    $        -     $ 134,579
    Temporary cash investments - at cost,
    which approximates market                                 107,896       18,351      116,626             -       242,873
    Special deposits                                                -            7           (4)            -             3
         -----------   ----------   ----------   -----------   -----------
     Total cash and cash equivalents                          213,290       25,329      138,836             -       377,455
         -----------   ----------   ----------   -----------   -----------
Other temporary investments                                         -            -            -             -             -
Notes receivable                                                   12      408,137      433,659      (797,096)       44,713
Accounts receivable:
   Customer                                                   345,753        2,333            -             -       348,086
   Allowance for doubtful accounts                            (25,954)      (2,633)        (500)            -       (29,087)
   Associated companies                                        (2,529)     168,461     (139,567)      (26,365)            -
   Other                                                      123,934          927      147,042             -       271,903
   Accrued unbilled revenues                                  308,045        3,496            -             -       311,541
         -----------   ----------   ----------   -----------   -----------
     Total receivables                                        749,249      172,584        6,975       (26,365)      902,443
Deferred fuel costs                                           223,681            -            -             -       223,681
Accumulated deferred income taxes                                   -           18            -           (18)            -
Fuel inventory - at average cost                              116,100            -        2,374            18       118,492
Materials and supplies - at average cost                      340,446           50      187,002             -       527,498
Deferred nuclear refueling outage costs                        39,705            -      102,840             -       142,546
Prepayments and other                                         131,167        4,636       28,682             -       164,484
         -----------   ----------   ----------   -----------   -----------
TOTAL                                                       1,813,650      610,754      900,368      (823,461)    2,501,312
         -----------   ----------   ----------   -----------   -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                              214    9,275,031      968,876    (9,275,034)      969,086
Decommissioning trust funds                                   825,481            -    1,219,896             -     2,045,377
Non-utility property - at cost (less accumulated
  depreciation)                                               222,659       73,125          523             -       296,307
Other                                                         214,967      214,460      354,869      (343,249)      441,047
         -----------   ----------   ----------   -----------   -----------
TOTAL                                                       1,263,321    9,562,616    2,544,164    (9,618,283)    3,751,817
         -----------   ----------   ----------   -----------   -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                   25,656,603        8,605    1,245,758             -    26,910,967
Property under capital lease                                  763,122            -            -             -       763,122
Natural gas                                                   212,805           65            -             -       212,870
Construction work in progress                                 797,496       30,144      487,641        (3,949)    1,311,331
Nuclear fuel under capital lease                              264,986            -            -             -       264,986
Nuclear fuel                                                   33,736            -      271,296             -       305,032
         -----------   ----------   ----------   -----------   -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                        27,728,748       38,814    2,004,695        (3,949)   29,768,308
Less - accumulated depreciation and amortization           11,939,033        5,113      159,852             -    12,103,999
         -----------   ----------   ----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT - NET                        15,789,715       33,701    1,844,843        (3,949)   17,664,309
         -----------   ----------   ----------   -----------   -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                           849,995            -            -             -       849,995
    Unamortized loss on reacquired debt                       152,165            -            -             -       152,165
    Other regulatory assets                                 1,152,288            -            -             -     1,152,288
  Long-term receivables                                        23,792            -            -             -        23,792
  Goodwill                                                    374,099            -        3,073             -       377,172
  Other                                                       220,599      496,136      731,414      (520,209)      927,939
         -----------  -----------   ----------  ------------   -----------
TOTAL                                                       2,772,938      496,136      734,487      (520,209)    3,483,351
         -----------  -----------   ----------  ------------   -----------
TOTAL ASSETS                                              $21,639,624  $10,703,207   $6,023,862  $(10,965,902)  $27,400,789
         ===========  ===========   ==========  ============   ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2003
(Dollars in thousands)
(Unaudited)

           U.S.       Parent &    Competitive  Eliminations  Consolidated
         Utilities      Other      Businesses

       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                        $   469,317    $       -    $  90,579    $        -     $ 559,896
Notes payable:
  Associated companies                                             -      380,185      406,180      (786,365)            -
  Other                                                       50,047       10,000          304             -        60,351
Account payable:
  Associated companies                                       (19,482)     159,458     (129,205)      (10,771)            -
  Other                                                      518,659       10,749       79,129             -       608,537
Customer deposits                                            205,546          324          163             -       206,034
Taxes accrued                                                 83,326        8,836      266,309             -       358,471
Accumulated deferred income taxes                             52,511            -       46,377           (18)       98,870
Nuclear refueling outage costs                                 9,754            -            -             -         9,754
Interest accrued                                             133,361        8,439        9,961             -       151,762
Obligations under capital leases                             154,054            -            -             -       154,054
Other                                                         63,229        9,651      101,144       (18,344)      155,679
        -----------   ----------   ----------   -----------   -----------
TOTAL                                                      1,720,322      587,642      870,941      (815,498)    2,363,408
        -----------   ----------   ----------   -----------   -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes and taxes accrued        4,516,497       11,176      (95,527)            -     4,432,146
Accumulated deferred investment tax credits                  442,524            -            -             -       442,524
Obligations under capital leases                             159,068            -            1             -       159,068
Other regulatory liabilities                                 197,067            -            -             -       197,067
Decommisioning                                             1,429,990            -      647,060             -     2,077,051
Transition to competition                                     79,098            -            -             -        79,098
Regulatory reserves                                           42,098            -            -             -        42,098
Accumulated provisions                                       298,590        1,665       88,672             -       388,927
Other                                                      1,061,283       87,818      501,634      (500,025)    1,150,709
        -----------   ----------   ----------   -----------   -----------
TOTAL                                                      8,226,215      100,659    1,141,840      (500,025)    8,968,688
        -----------   ----------   ----------   -----------   -----------

Long-term debt                                             5,667,138    1,042,142      612,835       (66,933)    7,255,182
Preferred stock with sinking fund                             22,077            -            -             -        22,077
Preferred stock without sinking fund                         334,337            -       91,940       (91,940)      334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures           215,000            -            -             -       215,000

SHAREHOLDERS' EQUITY

  Common stock                                             2,225,870       (9,140)   1,696,327    (3,910,575)        2,482
       Authorized shares   500,000,000
       Issued shares CY    248,174,087
  Paid-in capital                                          1,784,097    5,756,995    1,078,675    (3,945,257)    4,674,510
  Retained earnings                                        1,557,696    3,883,998      615,903    (1,802,218)    4,255,378
  Accumulated other comprehensive income (loss)                6,872       (4,342)     (41,284)        3,229       (35,525)
  Less - treasury stock, at cost                             120,000      654,748       43,316      (163,316)      654,748
       Shares CY   22,597,529
        -----------  -----------   ----------  ------------   -----------
TOTAL                                                      5,454,535    8,972,764    3,306,306    (9,491,506)    8,242,097
        -----------  -----------   ----------  ------------   -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $21,639,624  $10,703,207   $6,023,862  $(10,965,902)  $27,400,789
        ===========  ===========   ==========  ============   ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $  118,625     $ 5,011     $  46,152      $      -     $  169,788
    Temporary cash investments - at cost,
    which approximates market                            969,077      24,518       171,665             -      1,165,260
    Special deposits                                           -          31           249             -            280
           -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                   1,087,702      29,560       218,066             -      1,335,328
           -----------  ----------   -----------   -----------    -----------
Other temporary investments                                    -           -             -             -              -
Notes receivable                                              13     501,161       403,393      (902,490)         2,078
Accounts receivable:
   Customer                                              321,942       1,273             -             -        323,215
   Allowance for doubtful accounts                       (24,421)     (2,364)         (500)            -        (27,285)
   Associated companies                                   19,907     159,628      (137,646)      (41,889)             -
   Other                                                 112,438       1,083       131,100             -        244,621
   Accrued unbilled revenues                             318,101       1,032             -             -        319,133
           -----------  ----------   -----------   -----------    -----------
     Total receivables                                   747,967     160,652        (7,046)      (41,889)       859,684
Deferred fuel costs                                       55,653           -             -             -         55,653
Accumulated deferred income taxes                         14,872          18             -       (14,890)             -
Fuel inventory - at average cost                          94,183           -         2,266            18         96,467
Materials and supplies - at average cost                 333,977          25       191,898             -        525,900
Deferred nuclear refueling outage costs                   51,541           -       112,106             -        163,646
Prepayments and other                                    131,092       3,557        32,176             -        166,827
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,517,000     694,973       952,859      (959,251)     3,205,583
           -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         214   8,897,127       823,996    (8,897,127)       824,209
Decommissioning trust funds                              839,405           -     1,229,793             -      2,069,198
Non-utility property - at cost (less accumulated
    depreciation)                                        222,519      74,204           571             -        297,294
Other                                                     21,084      33,677       559,378      (343,249)       270,889
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,083,222   9,005,008     2,613,738    (9,240,376)     3,461,591
           -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              25,226,879       8,498     1,554,161             -     26,789,538
Property under capital lease                             746,624           -             -             -        746,624
Natural gas                                              209,913          57             -             -        209,969
Construction work in progress                            797,128      27,927       411,786        (3,949)     1,232,891
Nuclear fuel under capital lease                         259,433           -             -             -        259,433
Nuclear fuel                                              24,475           -       239,134             -        263,609
           -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   27,264,452      36,482     2,205,081        (3,949)    29,502,064
Less - accumulated depreciation and amortization      12,140,375       4,703       162,035             -     12,307,112
           -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   15,124,077      31,779     2,043,046        (3,949)    17,194,952
           -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      844,105           -             -             -        844,105
    Unamortized loss on reacquired debt                  155,161           -             -             -        155,161
    Other regulatory assets                              738,328           -             -             -        738,328
  Long-term receivables                                   24,703           -             -             -         24,703
  Goodwill                                               374,099           -         3,073             -        377,172
  Other                                                  213,430     492,721       779,032      (538,809)       946,375
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,349,827     492,721       782,105      (538,809)     3,085,844
           -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $21,074,127 $10,224,481   $ 6,391,748  $(10,742,385)   $26,947,969
           ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $ 1,110,741    $      -    $   80,579    $        -     $1,191,320
Notes payable:
  Associated companies                                         -     421,155       482,447      (903,602)             -
  Other                                                       47           -           304             -            351
Account payable:
  Associated companies                                   (11,912)    150,651      (102,580)      (36,160)             -
  Other                                                  704,964      17,729       132,752             -        855,446
Customer deposits                                        198,100         179           163             -        198,442
Taxes accrued                                             75,044      25,943       284,328             -        385,315
Accumulated deferred income taxes                              -           -        41,359       (14,890)        26,468
Nuclear refueling outage costs                            14,244           -             -             -         14,244
Interest accrued                                         165,903       3,138         6,399             -        175,440
Obligations under capital leases                         153,822           -             -             -        153,822
Other                                                     68,830      12,844        98,147        (8,479)       171,341
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,479,784     631,639     1,023,898      (963,131)     3,172,189
           -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes and taxes accrued    4,512,358      11,245      (272,804)            -      4,250,800
Accumulated deferred investment tax credits              447,925           -             -             -        447,925
Obligations under capital leases                         155,934           -             9             -        155,943
Other regulatory liabilities                             185,579           -             -             -        185,579
Decommisioning                                           302,202           -     1,263,796             -      1,565,997
Transition to competition                                 79,098           -             -             -         79,098
Regulatory reserves                                       56,438           -             -             -         56,438
Accumulated provisions                                   299,462       1,679        88,726             -        389,868
Other                                                  1,044,074     103,273       503,199      (505,314)     1,145,232
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  7,083,069     116,197     1,582,926      (505,314)     8,276,879
           -----------  ----------   -----------   -----------    -----------

Long-term debt                                         5,542,438     915,611       697,352       (68,402)     7,086,999
Preferred stock with sinking fund                         24,327           -             -             -         24,327
Preferred stock without sinking fund                     334,337           -        91,940       (91,940)       334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000

SHAREHOLDERS' EQUITY

  Common stock                                         2,225,870       1,360     1,696,327    (3,921,075)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,097   5,757,779     1,030,284    (3,905,407)     4,666,753
  Retained earnings                                    1,500,609   3,553,724       337,699    (1,453,338)     3,938,693
  Accumulated other comprehensive income (loss)            4,595      (4,498)      (25,362)        2,906        (22,360)
  Less - treasury stock, at cost                         120,000     747,331        43,316      (163,316)       747,331
       Shares CY  25,752,410
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,395,171   8,561,034     2,995,632    (9,113,598)     7,838,238
           -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $21,074,127 $10,224,482    $6,391,749  $(10,742,384)   $26,947,969
           ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $  (13,231)    $ 1,960     $ (23,938)     $      -     $  (35,209)
    Temporary cash investments - at cost,
    which approximates market                           (861,181)     (6,167)      (55,039)            -       (922,387)
    Special deposits                                           -         (24)         (253)            -           (277)
           -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                    (874,412)     (4,231)      (79,230)            -       (957,873)
           -----------  ----------   -----------   -----------    -----------
Other temporary investments                                    -           -             -             -              -
Notes receivable                                              (1)    (93,024)       30,266       105,394         42,635
Accounts receivable:
   Customer                                               23,811       1,060             -             -         24,871
   Allowance for doubtful accounts                        (1,533)       (269)            -             -         (1,802)
   Associated companies                                  (22,436)      8,833        (1,921)       15,524              -
   Other                                                  11,496        (156)       15,942             -         27,282
   Accrued unbilled revenues                             (10,056)      2,464             -             -         (7,592)
           -----------  ----------   -----------   -----------    -----------
     Total receivables                                     1,282      11,932        14,021        15,524         42,759
Deferred fuel costs                                      168,028           -             -             -        168,028
Accumulated deferred income taxes                        (14,872)          -             -        14,872              -
Fuel inventory - at average cost                          21,917           -           108             -         22,025
Materials and supplies - at average cost                   6,469          25        (4,896)            -          1,598
Deferred nuclear refueling outage costs                  (11,836)          -        (9,266)            -        (21,101)
Prepayments and other                                         75       1,079        (3,494)            -         (2,343)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                   (703,350)    (84,219)      (52,491)      135,790       (704,272)
           -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                           -     377,904       144,880      (377,907)       144,877
Decommissioning trust funds                              (13,924)          -        (9,897)            -        (23,821)
Non-utility property - at cost (less accumulated
    depreciation)                                            140      (1,079)          (48)            -           (987)
Other                                                    193,883     180,783      (204,509)            -        170,158
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                    180,099     557,608       (69,574)     (377,907)       290,227
           -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                 429,724         107      (308,403)            -        121,429
Property under capital lease                              16,498           -             -             -         16,498
Natural gas                                                2,892           8             -             -          2,901
Construction work in progress                                368       2,217        75,855             -         78,440
Nuclear fuel under capital lease                           5,553           -             -             -          5,553
Nuclear fuel                                               9,261           -        32,162             -         41,423
           -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                      464,296       2,332      (200,386)            -        266,244
Less - accumulated depreciation and amortization        (201,342)        410        (2,183)            -       (203,114)
           -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                      665,638       1,922      (198,203)            -        469,357
           -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                        5,890           -             -             -          5,890
    Unamortized loss on reacquired debt                   (2,996)          -             -             -         (2,996)
    Other regulatory assets                              413,960           -             -             -        413,960
  Long-term receivables                                     (911)          -             -             -           (911)
  Goodwill                                                     -           -             -             -              -
  Other                                                    7,169       3,415       (47,618)       18,600        (18,435)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                    423,111       3,415       (47,618)       18,600        397,508
           -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $   565,497  $  478,725   $  (367,887)  $  (223,518)   $   452,820
           ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
March 31, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $  (641,424)   $      -    $   10,000    $        -      $(631,424)
Notes payable:
  Associated companies                                         -     (40,970)      (76,267)      117,237              -
  Other                                                   50,000      10,000             -             -         60,000
Account payable:
  Associated companies                                    (7,570)      8,807       (26,625)       25,389              -
  Other                                                 (186,305)     (6,980)      (53,623)            -       (246,909)
Customer deposits                                          7,446         145             -             -          7,592
Taxes accrued                                              8,282     (17,107)      (18,019)            -        (26,844)
Accumulated deferred income taxes                         52,511           -         5,018        14,872         72,402
Nuclear refueling outage costs                            (4,490)          -             -             -         (4,490)
Interest accrued                                         (32,542)      5,301         3,562             -        (23,679)
Obligations under capital leases                             232           -             -             -            232
Other                                                     (5,601)     (3,193)        2,997        (9,865)       (15,662)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                   (759,462)    (43,997)     (152,957)      147,633       (808,781)
           -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes and taxes accrued        4,139         (69)      177,277             -        181,346
Accumulated deferred investment tax credits               (5,401)          -             -             -         (5,401)
Obligations under capital leases                           3,134           -            (8)            -          3,125
Other regulatory liabilities                              11,488           -             -             -         11,488
Decommisioning                                         1,127,788           -      (616,736)            -        511,053
Transition to competition                                      -           -             -             -              -
Regulatory reserves                                      (14,340)          -             -             -        (14,340)
Accumulated provisions                                      (872)        (14)          (54)            -           (941)
Other                                                     17,209     (15,455)       (1,565)        5,289          5,478
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,143,146     (15,538)     (441,086)        5,289        691,809
           -----------  ----------   -----------   -----------    -----------

Long-term debt                                           124,700     126,531       (84,517)        1,469        168,183
Preferred stock with sinking fund                         (2,250)          -             -             -         (2,250)
Preferred stock without sinking fund                           -           -             -             -              -
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures             -           -             -             -              -

SHAREHOLDERS' EQUITY

Common stock                                                   -     (10,500)            -        10,500              -
     Authorized shares
     Issued shares CY
Paid-in capital                                                -        (784)       48,391       (39,850)         7,757
Retained earnings                                         57,087     330,274       278,204      (348,880)       316,685
Accumulated other comprehensive income (loss)              2,277         156       (15,922)          323        (13,165)
Less - treasury stock, at cost                                 -     (92,583)            -             -        (92,583)
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                     59,364     411,730       310,674      (377,908)       403,860
           -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $   565,497  $  478,725    $ (367,887)  $  (223,518)   $  (452,820)
           ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2003
(Dollars in thousands)
(Unaudited)
            U.S.     Parent &   Competitive   Eliminations  Consolidated
         Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                           $1,602,134   $       -    $       -   $      (396)  $ 1,601,738
     Natural gas                                                     80,238           -            -             -        80,238
     Competitive businesses                                               -      14,617      341,190           (60)      355,747
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,682,372      14,617      341,190          (456)    2,037,723

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale 341,439           -       46,601             -       388,040
   Purchased power                                           358,896       4,434        5,716          (347)      368,699
         ----------   ---------    ---------   -----------   -----------
     Gross Margin                                                   982,037      10,183      288,873          (109)    1,280,984
     Margin %                                                         58.4%       69.7%        84.7%         23.9%         62.9%

   Nuclear refueling outage expenses                          14,736           -       24,156             -        38,892
   Provision for turbine commitments, asset
     impairments and restructuring charges                         -           -       (7,743)            -        (7,743)
   Other operation and maintenance                           332,678      10,278      182,280          (338)      524,898
     Decommissioning                                                 24,699           -       12,799             -        37,498
     Taxes other than income taxes                                   81,614         725       15,398             -        97,737
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,154,062      15,437      279,208          (685)    1,448,021
         ----------   ---------    ---------   -----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                    528,310        (820)      61,982           229       589,702
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              31.4%       (5.6%)       18.2%        (50.2%)        28.9%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                  198,196       1,289       11,560             -       211,046
     Other regulatory charges (credits)                              15,253           -            -             -        15,253
         ----------   ---------    ---------   -----------   -----------
   Total                                       213,449       1,289       11,560             -       226,299
         ----------   ---------    ---------   -----------   -----------

OPERATING INCOME (LOSS)                                             314,861      (2,109)      50,422           229       363,403
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              18.7%      (14.4%)       14.8%        (50.2%)        17.8%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction              7,286           -            -             -         7,286
     Gain/(loss) on sale of assets - net                                301           -            -             -           301
     Interest and dividend income                                    10,917       8,563       21,398       (11,054)       29,824
     Equity in earnings of unconsolidated equity affiliates               -           -      128,061             -       128,061
     Miscellaneous - net                                             (5,277)      2,939       13,882          (230)       11,315
         ----------   ---------    ---------   -----------   -----------
     Total                                      13,227      11,502      163,341       (11,284)      176,787
         ----------   ---------    ---------   -----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                     107,281       5,241        5,214             -       117,737
     Other interest - net                                             4,898      11,278        7,922       (11,054)       13,044
     Distributions on preferred securities of subsidiaries            4,709           -            -             -         4,709
     Allowance for borrowed funds used during construction           (5,719)          -            -             -        (5,719)
         ----------   ---------    ---------   -----------   -----------
    Total                                      111,169      16,519       13,136       (11,054)      129,771
         ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                   216,919      (7,125)     200,627             -       410,419

INCOME TAXES                                                         81,881      (3,568)      74,105             -       152,418
         ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                   135,038      (3,557)     126,522             -       258,001

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)               (21,333)          -      164,255             -       142,922
         ----------   ---------    ---------   -----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                      113,705      (3,557)     290,777             -       400,923

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                             5,916           -            -             -         5,916
         ----------   ---------    ---------   -----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $ 107,789   $  (3,557)   $ 290,777   $         -   $   395,007
         ==========   =========    =========   ===========   ===========
Margin %                                                               6.8%      (24.3%)       85.2%             -         19.7%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                              $0.48      ($0.01)       $1.30                       $1.77
   DILUTED                                                            $0.47      ($0.01)       $1.27                       $1.73
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             223,673,332
   DILUTED                                                                                                           228,230,756

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2002
(Dollars in thousands)
(Unaudited)
            U.S.     Parent &   Competitive   Eliminations  Consolidated
         Utilities     Other     Businesses

OPERATING REVENUES:
     Domestic electric                                           $1,401,422   $       -    $       -   $      (413)  $ 1,401,009
     Natural gas                                                     46,377           -            -             -        46,377
     Competitive businesses                                               -       9,001      404,656          (210)      413,448
         ----------   ---------    ---------   -----------   -----------
    Total                                    1,447,799       9,001      404,656          (623)    1,860,834

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale 395,879           -       72,982             -       468,861
   Purchased power                                           131,092         115       38,600          (321)      169,486
         ----------   ---------    ---------   -----------   -----------
     Gross Margin                                                   920,828       8,886      293,074          (302)    1,222,487
     Margin %                                                         63.6%       98.7%        72.4%         48.5%         65.7%

   Nuclear refueling outage expenses                          15,588           -        9,599             -        25,187
          Provision for turbine commitments, asset impairments
            and restructuring charges                                     -           -      401,373             -       401,373
          Other operation and maintenance                           337,544      15,962      171,409          (562)      524,352
     Decommissioning                                                  8,193           -        9,995             -        18,188
     Taxes other than income taxes                                   87,999         576       13,795             -       102,370
         ----------   ---------    ---------   -----------   -----------
                         Total                                      976,295      16,653      717,753          (883)    1,709,817
         ----------   ---------    ---------   -----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                    471,504      (7,652)    (313,097)          260       151,017
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              32.6%      (85.0%)      (77.4%)       (41.7%)         8.1%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                  189,887       1,474       13,762             -       205,124
     Other regulatory charges (credits)                               1,563           -            -             -         1,563
         ----------   ---------    ---------   -----------   -----------
   Total                                       191,450       1,474       13,762             -       206,687
         ----------   ---------    ---------   -----------   -----------

OPERATING INCOME (LOSS)                                             280,054      (9,126)    (326,859)          260       (55,670)
         ----------   ---------    ---------   -----------   -----------
Margin %                                                              19.3%     (101.4%)      (80.8%)       (41.7%)        (3.0%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction              6,682           -            -             -         6,682
     Gain/(loss) on sale of assets - net                                663           2            -             -           665
     Interest and dividend income                                     4,515       7,129       18,716        (6,835)       23,525
     Equity in earnings of unconsolidated equity affiliates               -           -       67,244             -        67,244
     Miscellaneous - net                                             (4,522)     (2,541)       4,071          (260)       (3,251)
         ----------   ---------    ---------   -----------   -----------
     Total                                       7,338       4,590       90,031        (7,095)       94,865
         ----------   ---------    ---------   -----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                     107,293           -       16,234             -       123,527
     Other interest - net                                             7,409       5,822        9,083        (6,835)       15,478
     Distributions on preferred securities of subsidiaries            4,709           -            -             -         4,709
     Allowance for borrowed funds used during construction           (5,638)          -            -             -        (5,638)
         ----------   ---------    ---------   -----------   -----------
                         Total                                      113,773       5,822       25,317        (6,835)      138,076
         ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                   173,620     (10,357)    (262,145)            -       (98,881)

INCOME TAXES                                                         65,376      (4,191)     (87,083)            -       (25,898)
         ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF                           108,244      (6,166)    (175,062)            -       (72,983)
ACCOUNTING CHANGE

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                     -           -            -             -             -
         ----------   ---------    ---------   -----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                      108,244      (6,166)    (175,062)            -       (72,983)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                             5,940           -            -             -         5,940
         ----------   ---------    ---------   -----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $ 102,304   $  (6,166)   $(175,062)  $         -   $   (78,923)
         ==========   =========    =========   ===========   ===========
Margin %                                                               7.1%      (68.5%)      (43.3%)            -         (4.2%)

EARNINGS (LOSS)  PER AVERAGE COMMON SHARE:
   BASIC                                                              $0.45      ($0.03)      ($0.78)                     ($0.36)
   DILUTED                                                            $0.45      ($0.03)      ($0.78)                     ($0.36)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             221,943,451
   DILUTED                                                                                                           221,943,451

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
           U.S.       Parent &    Competitive   Eliminations  Consolidated
        Utilities      Other       Businesses
OPERATING REVENUES:
     Domestic electric                                           $ 200,712    $       -     $        -   $        17   $  200,729
     Natural gas                                                    33,861            -              -             -       33,861
     Competitive businesses                                              -        5,616        (63,466)          150      (57,701)
         ---------    ---------     ----------   -----------   ----------
                         Total                                     234,573        5,616        (63,466)          167      176,890

OPERATING EXPENSES:
      Operating and Maintenance:                                                                                   -            -
   Fuel, fuel related expenses, and gas purchased
            for resale                                             (54,440)           -        (26,381)            -      (80,821)
          Purchased power                                          227,804        4,319        (32,884)          (26)     199,213
         ---------    ---------     ----------   -----------   ----------
     Gross Margin                                                   61,209        1,297         (4,201)          193       58,498
     Margin %                                                        (5.2%)      (29.1%)         12.2%        (24.6%)        (2.8%)

          Nuclear refueling outage expenses                           (852)           -         14,557             -       13,705
          Provision for turbine commitments, asset impairments
            and restructuring charges                                    -            -       (409,116)            -     (409,116)
          Other operation and maintenance                           (4,866)      (5,684)        10,871           224          546
     Decommissioning                                                16,506            -          2,804             -       19,310
     Taxes other than income taxes                                  (6,385)         149          1,603             -       (4,633)
         ---------    ---------     ----------   -----------   ----------
                         Total                                     177,767       (1,216)      (438,545)          198     (261,796)
         ---------    ---------     ----------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                    56,806        6,832        375,079           (31)     438,685
         ---------    ---------     ----------   -----------   ----------
Margin %                                                             (1.2%)       79.4%          95.5%         (8.5%)       20.8%

DEPRECIATION AND AMORTIZATION:                                                                                                  -
     Depreciation and amortization                                   8,309         (185)        (2,202)            -        5,922
     Other regulatory charges (credits)                             13,690            -              -             -       13,690
         ---------    ---------     ----------   -----------   ----------
                        Total                                       21,999         (185)        (2,202)            -       19,612
         ---------    ---------     ----------   -----------   ----------

OPERATING INCOME (LOSS)                                             34,807        7,017        377,281           (31)     419,073
         ---------    ---------     ----------   -----------   ----------
Margin %                                                             (0.6%)       87.0%          95.6%         (8.5%)       20.8%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction               604            -              -             -          604
     Gain/(loss) on sale of assets - net                              (362)          (2)             -             -         (364)
     Interest and dividend income                                    6,402        1,434          2,682        (4,219)       6,299
     Equity in earnings of unconsolidated equity affiliates              -            -         60,817             -       60,817
     Miscellaneous - net                                              (755)       5,480          9,811            30       14,566
         ---------    ---------     ----------   -----------   ----------
                          Total                                      5,889        6,912         73,310        (4,189)      81,922
         ---------    ---------     ----------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                        (12)       5,241        (11,020)            -       (5,791)
     Other interest - net                                           (2,511)       5,456         (1,161)       (4,219)      (2,434)
     Distributions on preferred securities of subsidiaries               -            -              -             -            -
     Allowance for borrowed funds used during construction             (81)           -              -             -          (81)
         ---------    ---------     ----------   -----------   ----------
                         Total                                      (2,604)      10,697        (12,181)       (4,219)      (8,306)
         ---------    ---------     ----------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                   43,300        3,233        462,772            (1)     509,302

INCOME TAXES                                                        16,505          623        161,188             -      178,316
         ---------    ---------     ----------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                   26,795        2,610        301,584            (1)     330,986

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)              (21,333)           -        164,255             -      142,922

         ---------    ---------     ----------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                       5,462        2,610        465,839            (1)     473,908

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                              (24)           -              -             -          (24)
         ---------    ---------     ----------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $  5,486    $   2,610     $  465,839     $      (1)   $ 473,932
         =========    =========     ==========   ===========   ==========
Margin %                                                               6.8%      (24.3%)         85.2%             -        19.7%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                             $0.03        $0.02          $2.08             -        $2.13
   DILUTED                                                           $0.02        $0.02          $2.05             -        $2.09

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2003
(Dollars in thousands)
(Unaudited)
         U.S.       Parent &    Competitive   Eliminations  Consolidated
             Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                        $ 6,848,868    $       -    $        -   $    (1,724)   $6,847,144
     Natural gas                                                  159,213            -             -             -       159,213
     Competitive businesses                                             -       44,518     1,433,268        (2,219)    1,475,567
             -----------    ---------    ----------   -----------    ----------
                         Total                                  7,008,081       44,518     1,433,268        (3,943)    8,481,924

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
            for resale                                          1,886,909            -       186,866             -     2,073,775
          Purchased power                                         992,153        6,658        35,957        (3,222)    1,031,546
             -----------    ---------    ----------   -----------    ----------

     Gross Margin                                               4,129,019       37,860     1,210,445          (722)    5,376,603
     Margin %                                                       58.9%        85.0%         84.5%         18.3%         63.4%

          Nuclear refueling outage expenses                        57,950            -        61,348             -       119,298
          Provision for turbine commitments, asset impairments
            and restructuring charges                                   -            -        19,340             -        19,340
          Other operation and maintenance                       1,673,703       78,517       738,167        (1,730)    2,488,658
     Decommissioning                                               46,964            -        48,763             -        95,726
     Taxes other than income taxes                                326,820        2,665        46,345             -       375,830
             -----------    ---------    ----------   -----------    ----------
                         Total                                  4,984,499       87,840     1,136,786        (4,951)    6,204,173
             -----------    ---------    ----------   -----------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                2,023,582      (43,322)      296,482         1,008     2,277,751
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            28.9%       (97.3%)        20.7%        (25.6%)        26.9%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                778,108        4,957        62,037             -       845,102
     Other regulatory charges (credits)                          (128,146)           -             -             -      (128,146)
             -----------    ---------    ----------   -----------    ----------
                        Total                                     649,962        4,957        62,037             -       716,956
             -----------    ---------    ----------   -----------    ----------

OPERATING INCOME (LOSS)                                         1,373,620      (48,279)      234,445         1,008     1,560,795
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            19.6%      (108.4%)        16.4%        (25.6%)        18.4%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           32,263            -             -             -        32,263
     Gain/(loss) on sale of assets - net                            5,032            -         1,216             -         6,248
     Interest and dividend income                                  29,633       36,778       100,172       (41,960)      124,623
     Equity in earnings of unconsolidated equity affiliates            (2)           -       244,697             -       244,695
     Miscellaneous - net                                          (13,433)      10,993        25,293        (1,008)       21,845
             -----------    ---------    ----------   -----------    ----------
                          Total                                    53,493       47,771       371,378       (42,968)      429,674
             -----------    ---------    ----------   -----------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                   443,142        5,881        52,789             -       501,813
     Other interest - net                                          25,738       40,396        43,952       (41,960)       68,126
     Distributions on preferred securities of subsidiaries         18,838            -             -             -        18,838
     Allowance for borrowed funds used during construction        (24,618)           -             -             -       (24,618)
             -----------    ---------    ----------   -----------    ----------
                         Total                                    463,100       46,277        96,741       (41,960)      564,159
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                 964,013      (46,785)      509,082             -     1,426,310

INCOME TAXES                                                      330,256      (10,631)      152,628             -       472,253
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                 633,757      (36,154)      356,454             -       954,057

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)             (21,333)           -       164,255             -       142,922
             -----------    ---------    ----------   -----------    ----------

CONSOLIDATED NET INCOME (LOSS)                                    612,424      (36,154)      520,709             -     1,096,979

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                          23,688            -             -             -        23,688
             -----------    ---------    ----------   -----------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $  588,736     $(36,154)   $  520,709   $         -    $1,073,291
             ===========    =========    ==========   ===========    ==========
Margin %                                                             8.4%       (81.2%)        36.3%             -         12.7%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            $2.63       ($0.16)        $2.33                       $4.80
   DILUTED                                                          $2.58       ($0.16)        $2.29                       $4.71
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             223,473,977
   DILUTED                                                                                                           227,776,645

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2002
(Dollars in thousands)
(Unaudited)
         U.S.       Parent &    Competitive   Eliminations  Consolidated
             Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                        $ 6,775,117    $       -    $        -   $    (1,826)   $6,773,291
     Natural gas                                                  121,895            -             -             -       121,895
     Competitive businesses                                             -       31,215     1,907,065        (4,159)    1,934,121
             -----------    ---------    ----------   -----------    ----------
    Total                                  6,897,012       31,215     1,907,065        (5,985)    8,829,307

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased
     for resale                                          2,338,502            -       686,145             -     3,024,647
   Purchased power                                         715,730          159       115,855        (4,704)      827,040
             -----------    ---------    ----------   -----------    ----------

     Gross Margin                                               3,842,780       31,056     1,105,065        (1,281)    4,977,620
     Margin %                                                       55.7%        99.5%         57.9%         21.4%         56.4%

   Nuclear refueling outage expenses                        64,133            -        32,991             -        97,125
          Provision for turbine commitments, asset impairments
            and restructuring charges                                   -            -       401,373             -       401 373
          Other operation and maintenance                       1,441,099       71,077       696,246        (2,788)    2,205,633
     Decommissioning                                                2,481            -        30,369             -        32,850
     Taxes other than income taxes                                350,220        2,578        46,958             -       399,756
             -----------    ---------    ----------   -----------    ----------
                         Total                                  4,912,165       73,814     2,009,937        (7,492)    6,988,424
             -----------    ---------    ----------   -----------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                1,984,847      (42,599)     (102,872)        1,507     1,840,883
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            28.8%      (136.5%)        (5.4%)       (25.2%)        20.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                663,609        4,903        54,567             -       723,080
     Other regulatory charges (credits)                           (18,558)           -             -             -       (18,558)
             -----------    ---------    ----------   -----------    ----------
   Total                                     645,051        4,903        54,567             -       704,522
             -----------    ---------    ----------   -----------    ----------

OPERATING INCOME (LOSS)                                         1,339,796      (47,502)     (157,439)        1,507     1,136,361
             -----------    ---------    ----------   -----------    ----------
Margin %                                                            19.4%      (152.2%)        (8.3%)       (25.2%)        12.9%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           27,948            -             -             -        27,948
     Gain/(loss) on sale of assets - net                            2,688           48         2,567             -         5,303
     Interest and dividend income                                  61,361       27,251        72,547       (25,305)      135,854
     Equity in earnings of unconsolidated equity affiliates             -            -       203,910             -       203,910
     Miscellaneous - net                                          (35,570)       2,829        19,462        (1,507)      (14,785)
             -----------    ---------    ----------   -----------    ----------
     Total                                    56,427       30,128       298,486       (26,812)      358,230
             -----------    ---------    ----------   -----------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                   462,358            -        77,118             -       539,476
     Other interest - net                                          95,631       37,524        36,979       (25,305)      144,829
     Distributions on preferred securities of subsidiaries         18,838            -             -             -        18,838
     Allowance for borrowed funds used during construction        (23,119)           -             -             -       (23,120)
             -----------    ---------    ----------   -----------    ----------
                         Total                                    553,708       37,524       114,097       (25,305)      680,023
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                 842,515      (54,898)       26,950             -       814,568

INCOME TAXES                                                      280,156        1,262        39,949             -       321,367
             -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                 562,359      (56,160)      (12,999)            -       493,201

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                   -            -        23,482             -        23,482
             -----------    ---------    ----------   -----------    ----------

CONSOLIDATED NET INCOME (LOSS)                                    562,359      (56,160)       10,483             -       516,683

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                          23,536            -             -             -        23,536
             -----------    ---------    ----------   -----------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $  538,823     $(56,160)   $   10,483   $         -      $493,147
             ===========    =========    ==========   ===========    ==========
Margin %                                                             7.8%      (179.9%)         0.5%             -          5.6%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            $2.43       ($0.25)        $0.05                       $2.23
   DILUTED                                                          $2.39       ($0.25)        $0.05                       $2.19
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             221,443,909
   DILUTED                                                                                                           225,245,641

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
         U.S.       Parent &     Competitive   Eliminations  Consolidated
             Utilities       Other       Businesses
OPERATING REVENUES:
     Domestic electric                                        $   73,751           $ -    $        -  $        102     $  73,853
     Natural gas                                                  37,318             -             -             -        37,318
     Competitive businesses                                            -        13,303      (473,797)        1,940      (458,554)
             ----------      --------    ----------  ------------    ----------
                         Total                                   111,069        13,303      (473,797)        2,042      (347,383)

OPERATING EXPENSES:
      Operating and Maintenance:                                                                                 -             -
   Fuel, fuel related expenses, and gas purchased
            for resale                                          (451,593)            -      (499,279)            -      (950,872)
          Purchased power                                        276,423         6,499       (79,898)        1,483       204,507
             ----------      --------    ----------  ------------    ----------

     Gross Margin                                                286,239         6,804       105,380           560       398,982
     Margin %                                                        3.2%       (14.4%)        26.5%         (3.1%)         7.0%

          Nuclear refueling outage expenses                       (6,183)            -        28,357             -        22,174
          Provision for turbine commitments, asset impairments
            and restructuring charges                                  -             -      (382,033)            -      (382,033)
          Other operation and maintenance                        232,604         7,440        41,921         1,059       283,024
     Decommissioning                                              44,483             -        18,394             -        62,876
     Taxes other than income taxes                               (23,400)           87          (613)            -       (23,926)
             ----------      --------    ----------  ------------    ----------
                         Total                                    72,334        14,026      (873,151)        2,541      (784,250)
             ----------      --------    ----------  ------------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                  38,735          (723)      399,354          (499)      436,867
             ----------      --------    ----------  ------------    ----------
Margin %                                                            0.1%         39.2%         26.1%         (0.4%)         6.0%

DEPRECIATION AND AMORTIZATION:                                                                                                 -
     Depreciation and amortization                               114,499            54         7,470             -       122,023
     Other regulatory charges (credits)                         (109,588)            -             -             -      (109,588)
             ----------      --------    ----------  ------------    ----------
                        Total                                      4,911            54         7,470             -        12,435
             ----------      --------    ----------  ------------    ----------

OPERATING INCOME (LOSS)                                           33,824          (777)      391,884          (499)      424,432
             ----------      --------    ----------  ------------    ----------
Margin %                                                            0.2%         43.7%         24.6%         (0.4%)         5.5%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           4,315             -             -             -         4,315
     Gain/(loss) on sale of assets - net                           2,344           (48)       (1,351)            -           945
     Interest and dividend income                                (31,728)        9,527        27,625       (16,655)      (11,231)
     Equity in earnings of unconsolidated equity affiliates           (2)            -        40,787             -        40,785
     Miscellaneous - net                                          22,137         8,164         5,831           499        36,630
             ----------      --------    ----------  ------------    ----------
                          Total                                   (2,934)       17,643        72,892       (16,156)       71,444
             ----------      --------    ----------  ------------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                  (19,216)        5,881       (24,329)            -       (37,664)
     Other interest - net                                        (69,893)        2,872         6,973       (16,655)      (76,703)
     Distributions on preferred securities of subsidiaries             -             -             -             -             -
     Allowance for borrowed funds used during construction        (1,499)            -             -             -        (1,498)
             ----------      --------    ----------  ------------    ----------
                         Total                                   (90,608)        8,753       (17,356)      (16,655)     (115,865)
             ----------      --------    ----------  ------------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                121,498         8,113       482,132            (1)      611,741

INCOME TAXES                                                      50,100       (11,893)      112,679             -       150,886
             ----------      --------    ----------  ------------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                 71,398        20,006       369,453             -       460,857

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)            (21,333)            -       140,773             -       119,440
             ----------      --------    ----------  ------------    ----------

CONSOLIDATED NET INCOME (LOSS)                                    50,065        20,006       510,226             -       580,297

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                            152             -             -             -           152
             ----------      --------    ----------  ------------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $  49,913     $  20,006    $  510,226    $        -     $ 580,145
             ==========     =========    ==========  ============    ==========
Margin %                                                             0.6%        98.7%         35.8%                        7.1%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                           $0.20         $0.09         $2.28                       $2.57
   DILUTED                                                         $0.19         $0.09         $2.24                       $2.52

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date March 31, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

                                                                                       2003         2002        Variance

          OPERATING ACTIVITIES
Consolidated net income                                                              $400,923     $(72,983)     $473,906
Noncash items included in net income:
  Reserve for regulatory adjustments                                                  (14,340)       9,718       (24,058)
  Other regulatory charges (credits) - net                                             15,253        1,563        13,690
  Depreciation, amortization, and decommissioning                                     248,544      223,312        25,232
  Deferred income taxes and investment tax credits                                    144,368     (193,180)      337,548
  Allowance for equity funds used during construction                                  (7,286)      (6,682)         (604)
  Cumulative effect of accounting change                                             (142,922)           -      (142,922)
  Gain loss on sale of assets - net                                                      (301)        (665)          364
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates     (128,061)     (67,244)      (60,817)
  Provision for turbine commitments, asset impairments and restructuring charges       (7,743)     401,373      (409,116)
Changes in working capital:
  Receivables                                                                         (42,759)      73,913      (116,672)
  Fuel inventory                                                                      (22,025)     (13,232)       (8,793)
  Accounts payable                                                                   (246,909)     (68,720)     (178,189)
  Taxes accrued                                                                       (26,844)     131,838      (158,682)
  Interest accrued                                                                    (23,678)     (32,415)        8,737
  Deferred fuel                                                                      (125,901)      45,164      (171,065)
  Other working capital accounts                                                        9,580      (82,101)       91,681
Provision for estimated losses and reserves                                            (8,318)      (1,169)       (7,149)
Changes in other regulatory assets                                                     12,596       (1,277)       13,873
Other                                                                                  16,532        6,690         9,842
               --------     --------      --------
Net cash flow provided by operating activities                                         50,709      353,903      (303,194)
               --------     --------      --------

    INVESTING ACTIVITIES
Construction/capital expenditures                                                    (274,614)    (267,110)       (7,504)
Allowance for equity funds used during construction                                     7,286        6,682           604
Nuclear fuel purchases                                                               (112,155)     (85,143)      (27,012)
Proceeds from sale/leaseback of nuclear fuel                                           26,887       92,136       (65,249)
Proceeds from sale of businesses                                                       29,610       38,848        (9,238)
Investment in other nonregulated/nonutility properties                                (46,290)      (9,793)      (36,497)
Decrease (increase) in other investments                                             (166,439)      39,754 (206,193)
Changes in other temporary investments - net                                                -      150,000      (150,000)
Decommissioning trust contributions and realized change in trust assets               (22,551)     (15,747)       (6,804)
Other regulatory investments                                                          (42 127)           -       (42,127)
Other                                                                                  (9,821)       3,343       (13,164)
               --------     --------      --------
Net cash flow used in investing activities                                           (610,214)     (47,030)     (563,184)
               --------     --------      --------

          FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                    356,497      240,017       116,480
    Common stock                                                                       98,501       66,369        32,132
  Retirement of:
    Long-term debt                                                                   (796,686)    (577,934)     (218,752)
  Repurchase of common stock                                                                -            -             -
  Redemption of preferred stock                                                        (2,250)      (1,403)         (847)
  Changes in credit line borrowings - net                                              30,000       56,333       (26,333)
  Dividends paid:
     Common stock                                                                     (78,142)     (73,225)       (4,917)
     Preferred stock                                                                   (5,916)      (5,948)           32
               --------     --------      --------
Net cash flow used in financing activities                                           (397,996)    (295,791)      (102,205)
               --------     --------      --------

Effect of exchange rates on cash and cash equivalents                                    (372)         640        (1,012)
               --------     --------      --------

Net increase (decrease) in cash and cash equivalents                                 (957,873)      11,722      (969,595)

Cash and cash equivalents at beginning of period                                    1,335,328      751,573       583,755
               --------   ----------     ---------

Cash and cash equivalents at end of period                                           $377,455     $763,295     ($385,840)
               ========   ==========     =========